                                                                  EXHIBIT 4.12.1


                                                                  EXECUTION COPY


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                          PASS THROUGH TRUST AGREEMENT

                          Dated as of December 19, 2000

                                     between

                 TIVERTON POWER ASSOCIATES LIMITED PARTNERSHIP,

                  RUMFORD POWER ASSOCIATES LIMITED PARTNERSHIP,

                                       and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                   not in its individual capacity, but solely
                             as Pass Through Trustee

                  Tiverton and Rumford 2000 Pass Through Trust

                         9.00% Pass Through Certificates



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
SECTION 1.   DEFINITIONS..............................................................6

     Section 1.1.    Definitions......................................................6

     Section 1.2.    Compliance Certificates and Opinions............................11

     Section 1.3.    Form of Documents Delivered to Pass Through Trustee.............12

     Section 1.4.    Acts of Holders.................................................13

     Section 1.5.    Conflict with Trust Indenture Act...............................14

SECTION 2.   ACQUISITION OF LESSOR NOTES; ORIGINAL ISSUANCE OF
             CERTIFICATES............................................................14

     Section 2.1.    Issuance of Certificates; Acquisition of Lessor Notes...........14

     Section 2.2.    Acceptance by Pass Through Trustee..............................15

     Section 2.3.    Limitation of Powers............................................15

SECTION 3.   THE CERTIFICATES........................................................15

     Section 3.1.    Form, Denomination and Execution of Certificates................15

     Section 3.2.    Authentication of Certificates..................................16

     Section 3.3.    Temporary Certificates..........................................16

     Section 3.4.    Registration of Transfer and Exchange of Certificates...........17

     Section 3.5.    Mutilated, Destroyed, Lost or Stolen Certificates...............19

     Section 3.6.    Persons Deemed Owners...........................................19

     Section 3.7.    Cancellation....................................................19

     Section 3.8.    Limitation of Liability for Payments............................19

     Section 3.9.    Book-Entry and Definitive Certificates..........................20

     Section 3.10.   Form of Certification...........................................23

SECTION 4.   DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.........................23

     Section 4.1.    Certificate Account and Special Payments Account................23

     Section 4.2.    Distributions from Certificate Account and Special Payments
                     Account.........................................................24

     Section 4.3.    Statements to Certificateholders................................25

     Section 4.4.    Investment of Special Payment Moneys............................26

SECTION 5.   FINANCIAL STATEMENTS AND OTHER REPORTS..................................26

SECTION 6.   DEFAULT.................................................................27

     Section 6.1.    Events of Default...............................................27

     Section 6.2.    Incidents of Sale of Lessor Notes...............................28

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

     Section 6.3.    Judicial Proceedings Instituted by Pass Through Trustee.........28

     Section 6.4.    Control by Certificateholders...................................29

     Section 6.5.    Waiver of Defaults..............................................30

     Section 6.6.    Undertaking to Pay Court Costs..................................30

     Section 6.7.    Right of Certificateholders to Receive Payments Not to Be
                     Impaired........................................................31

     Section 6.8.    Certificateholders May Not Bring Suit Except Under Certain
                     Conditions......................................................31

     Section 6.9.    Remedies Cumulative.............................................32

SECTION 7.   THE PASS THROUGH TRUSTEE................................................32

     Section 7.1.    Certain Duties and Responsibilities.............................32

     Section 7.2.    Notice of Defaults..............................................33

     Section 7.3.    Certain Rights of Pass Through Trustee..........................33

     Section 7.4.    Not Responsible for Recitals; Issuance of Certificates..........34

     Section 7.5.    May Hold Certificates...........................................34

     Section 7.6.    Money Held in Pass Through Trust................................35

     Section 7.7.    Compensation, Reimbursement and Indemnification.................35

     Section 7.8.    Corporate Trustee Required; Eligibility.........................35

     Section 7.9.    Resignation and Removal: Appointment of Successor...............36

     Section 7.10.   Acceptance of Appointment by Successor..........................37

     Section 7.11.   Merger, Conversion, Consolidation or Succession to Business.....38

     Section 7.12.   Maintenance of Agencies.........................................38

     Section 7.13.   Money for Certificate Payments to Be Held in Trust..............39

     Section 7.14.   Registration of Lessor Notes in Pass Through Trustee's Name.....40

     Section 7.15.   Withholding Taxes; Information Reporting........................40

SECTION 8.   CERTIFICATEHOLDERS' LISTS AND REPORTS...................................40

     Section 8.1.    The Partnerships to Furnish Pass Through Trustee with Names and Addresses of Certificateholder..............................40

     Section 8.2.    Preservation of Information.....................................41

     Section 8.3.    Reports by the Partnerships.....................................41

     Section 8.4.    Reports by the Pass Through Trustee.............................41

SECTION 9.   SUPPLEMENTAL TRUST AGREEMENTS...........................................41

     Section 9.1.    Supplemental Trust Agreement Without Consent of
                     Certificateholders..............................................41

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
     Section 9.2.    Supplemental Trust Agreements with Consent of
                     Certificateholders..............................................42

     Section 9.3.    Documents Affecting Immunity or Indemnity.......................43

     Section 9.4.    Execution of Supplemental Trust Agreements......................43

     Section 9.5.    Effect of Supplemental Trust Agreements.........................44

     Section 9.6.    Reference in Certificates to Supplemental Trust Agreements......44

     Section 9.7.    Conformity with Trust Indenture Act.............................44

SECTION 10.  AMENDMENTS AND CONSENTS TO COLLATERAL TRUST
             INDENTURE AND OTHER LESSOR NOTE DOCUMENTS...............................44

SECTION 11.  TERMINATION OF PASS THROUGH TRUST.......................................45

     Section 11.1.   Termination of the Pass Through Trust...........................45

SECTION 12.  MISCELLANEOUS PROVISIONS................................................46

     Section 12.1.   Amendments and Waivers..........................................46

     Section 12.2.   Limitation on Rights of Certificateholders......................46

     Section 12.3.   Certificates Nonassessable and Fully Paid.......................46

     Section 12.4.   Notices, etc. to Partnerships and Pass Through Trustee..........46

     Section 12.5.   Notices to Holders; Waiver......................................48

     Section 12.6.   Successors and Assigns..........................................48

     Section 12.7.   Business Day....................................................48

     Section 12.8.   Governing Law...................................................49

     Section 12.9.   Severability....................................................49

     Section 12.10.  Benefits of Pass Through Trust Agreement........................49

     Section 12.11.  Counterparts....................................................49

     Section 12.12.  Headings and Table of Contents..................................49

     Section 12.13.  Further Assurances..............................................49

     Section 12.14.  Effectiveness...................................................49

     Section 12.15.  Statement of Intent.............................................49





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SCHEDULE:

      Schedule 1  Participation Agreement

EXHIBITS:

      Exhibit A   Form of Certificate
      Exhibit B   Form of Pass Through Trustee's Certificate of Authentication
      Exhibit C   Form of Transfer Certificate
      Exhibit D   Form of Purchase Letter for Institutional Accredited Investors






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                          PASS THROUGH TRUST AGREEMENT

               This PASS THROUGH TRUST AGREEMENT, dated as of December 19, 2000 (this "Pass Through Trust Agreement"), with respect to the formation of the Tiverton and Rumford 2000 Pass Through Trust (the "Pass Through Trust"), between TIVERTON POWER ASSOCIATES LIMITED PARTNERSHIP, a Rhode Island limited partnership ("Tiverton"), RUMFORD POWER ASSOCIATES LIMITED PARTNERSHIP, a Maine limited partnership ("Rumford," together, the "Partnerships"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Pass Through Trustee (the "Pass Through Trustee").

                              W I T N E S S E T H:

               WHEREAS, the Partnerships, the Pass Through Trustee, and certain other parties named therein have entered into the Participation Agreement referred to on Schedule 1 hereto, pursuant to which the Partnerships have agreed to (a) sell to the Owner Lessor certain interests in the Tiverton facility and Rumford facility (together, the "Facilities"), and (b) lease from the Owner Lessor such Facilities;

               WHEREAS, Tiverton and Rumford will consummate the sale to and lease from the Owner Lessor of the Facilities on the Closing Date;

               WHEREAS, on the Closing Date, the Owner Lessor will enter into a Collateral Trust Indenture and issue, on a non-recourse basis, Lessor Notes thereunder to finance a portion of the purchase price for the Facilities;

               WHEREAS, subject to the terms and conditions of this Pass Through Trust Agreement, the Pass Through Trust will purchase the Lessor Notes issued in connection with the purchase of the Facilities from Tiverton and Rumford on the Closing Date and will hold all such Lessor Notes in trust for the benefit of the Certificateholders;

               WHEREAS, the Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, hereby declares the creation of this Pass Through Trust for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the Pass Through Trust and by their respective acceptances of the Certificates join in the creation of this Pass Through Trust with the Pass Through Trustee; and

               WHEREAS, to facilitate the sale of the Lessor Notes to the Pass Through Trust and the purchase of the Lessor Notes by the Pass Through Trust, the Partnerships are, on a joint and several basis, undertaking to perform certain administrative and ministerial duties hereunder and are also undertaking to pay the fees and expenses of the Pass Through Trustee.


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               NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

        Section 1.1. Definitions.

               (a) Unless the context hereof otherwise requires, capitalized terms used in this Pass Through Trust Agreement, including those in the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement. The general provisions of Appendix A to such Participation Agreement shall apply to the terms used in this Pass Through Trust Agreement and specifically defined herein.

               (b) As used in this Pass Through Trust Agreement, the following terms shall have the respective meanings assigned thereto as follows:

                      "Act", when used with respect to any Holder, shall have
               the meaning specified in Section 1.4.

                      "Authorized Agent" shall mean any Paying Agent or
               Registrar.

                      "Avoidable Tax" shall have the meaning specified in
               7.9(e).

                      "Book-Entry Certificate" shall mean a beneficial interest
               in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
               Section 3.9.

                      "Cedelbank" shall have the meaning specified in Section
               3.9.

                      "Certificate" shall mean any one of the certificates
               executed and authenticated by the Pass Through Trustee, substantially in the form of Exhibit A hereto.

                      "Certificate Account" shall mean that account or accounts
               created and maintained pursuant to Section 4.1(a).

                      "Certificate Owner" shall mean, when used in Section 3.9,
               the Person for whom a Clearing Agency Participant acts.

                      "Certificate Owner Request" shall mean a request to the
               Pass Through Trustee to receive the reports and other information the Partnerships or any other Person is required to furnish to the Pass Through Trustee pursuant to the Operative Documents, which request certifies that the Person making the request is a Certificateholder or Certificate Owner. Any Certificateholder or Certificate Owner making a Certificate Owner Request may specify its election to receive such information from the Pass Through Trustee on an ongoing basis.


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

                      "Certificateholder" or "Holder" shall mean the Person in
               whose name a Certificate is registered in the Register.

                      "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                      "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

                      "Collateral Trust Indenture" shall mean (i) an Indenture
               of Trust, Mortgage and Security Agreement between the Owner Lessor and the Indenture Trustee, entered into pursuant to the Participation Agreement, as the same may be amended or supplemented in accordance with its terms and (ii) any Indenture of Trust, Mortgage and Security Agreement, or analogous document, between the Partnerships and a Indenture Trustee, entered into in connection with the assumption by the Partnerships of the indebtedness evidenced by any Lessor Note, as the same may be amended or supplemented in accordance with its terms.

                      "Consideration" shall have the meaning specified in
               Section 2.1.

                       "Default" shall mean any event which is or, after notice
               or lapse of time or both would become, an Event of Default.

                      "Definitive Certificates" shall have the meaning specified in Section 3.9.

                      "Direction" shall have the meaning specified in Section
               1.4(c).

                      "Distribution Date" shall mean, with respect to
               distributions of Scheduled Payments, each January 15 and July 15 until payment of all the Scheduled Payments to be made under the Lessor Notes have been made, commencing on July 15, 2001.

                      "DTC" shall mean The Depository Trust Company and any
               successor that is a Clearing Agency.

                      "Euroclear" shall have the meaning specified in Section
               3.9.

                      "Event of Default" shall have the meaning specified in
               Section 6.1(a).

                      "Exchange Act" shall mean the Securities Exchange Act of
               1934, as amended.

                      "Fractional Undivided Interest" shall mean the fractional
               undivided interest in the Pass Through Trust that is evidenced by a Certificate.


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

                      "Holder" shall have the meaning set forth in the
               definition of "Certificateholder".

                       "Indenture Trustee" shall mean a bank or trust company
               acting as indenture trustee under the Collateral Trust Indenture, and any successor to such Indenture Trustee as such trustee. The term "Indenture Trustee" refers to any one or all of such Indenture Trustees, as the context requires.

                      "Institutional Accredited Investor" shall mean an
               institutional "accredited investor", as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                      "Lease" shall mean a Facility Lease Agreement between the
               Owner Lessor, as the lessor, and each respective Partnership, as the lessee, entered into pursuant to the Participation Agreement, as such Lease may be amended or supplemented in accordance with its terms. The term "Lease" refers to any one or all of such Leases, as the context requires.

                      "Lease Event of Default" shall mean any Lease Event of
               Default (as such term is defined in a Lease).

                      "Lease Indenture Default" shall mean any event which is,
               or after notice or lapse of time or both would become, a Lease Indenture Event of Default.

                      "Lease Transaction" shall mean a sale leaseback
               transaction in respect of an Undivided Interest between Tiverton or Rumford, as applicable, and the Owner Lessor that is financed in part by the issuance of Lessor Notes to the Pass Through Trust, as contemplated by the Participation Agreement and the agreements and instruments referred to therein.

                      "Lessor Note" shall mean any one of the Notes (as defined
               in the Collateral Trust Indenture) issued under the Collateral Trust Indenture, including any Lessor Note (as so defined) issued under the Collateral Trust Indenture in replacement or substitution therefor, held by the Pass Through Trustee.

                      "Lessor Note Documents" shall mean, with respect to any
               Lessor Note, the Collateral Trust Indenture, Participation Agreement and the Lease entered into pursuant to the Participation Agreement.

                      "Letter of Representations" shall mean the agreement among the Partnerships, the Pass Through Trustee and the initial Clearing Agency.

                      "Outstanding" shall mean, when used with respect to
               Certificates, as of the date of determination, and subject to
               Section 1.4(c), all Certificates theretofore authenticated and delivered under this Pass Through Trust Agreement, except:


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

                      (i) Certificates theretofore canceled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

                      (ii) Certificates for which money in the full amount thereof has been theretofore deposited with the Pass Through Trustee or any Paying Agent in trust for the holders of such Certificates as provided in Section 4.1 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 11.1; and

                      (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Pass Through Trust Agreement.

                      "Owner Lessor" shall mean a Delaware limited liability
               company indirectly owned by an institutional investor.

                      "Owner Participant" shall mean a Delaware limited
               liability company indirectly owned by an institutional investor.

                      "Participation Agreement" shall mean the Participation
               Agreement among Tiverton, Rumford, the Owner Participant, the Owner Lessor, an Indenture Trustee and the Pass Through Trustee, providing for the Lease Transaction, as identified on Schedule 1 hereto.

                      "Partnerships" shall have the meaning specified in the
               Preamble hereto.

                      "Pass Through Trust" shall mean the trust created by this
               Pass Through Trust Agreement, the estate of which consists of the Trust Property.

                      "Pass Through Trustee" shall mean State Street Bank and
               Trust Company of Connecticut, National Association, not in its individual capacity, but solely as Pass Through Trustee under this Pass Through Trust Agreement, and each other Person that may be acting as a Pass Through Trustee in accordance with the provisions provided herein.

                      "Paying Agent" shall mean the paying agent maintained and
               appointed pursuant to Section 7.12.

                      "Permanent Regulation S Global Certificate" shall have the meaning specified in Section 3.9.

                      "Permitted Government Investment" shall mean the
               obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days or such lesser time as is necessary for payment of any Special Payments on a Special Distribution Date.


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

                      "Record Date" shall mean (i) for Scheduled Payments to be
               distributed on any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is fifteen days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is fifteen days preceding such Special Distribution Date.

                      "Register" and "Registrar" shall mean the register
               maintained and the registrar appointed pursuant to Sections 3.4 and 7.12.

                      "Regulation S Global Certificate" shall have the meaning
               specified in Section 3.9.

                      "Request" shall mean a request by the Partnerships, the
               Owner Lessor, or any Indenture Trustee setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.2.

                      "Responsible Officer" shall mean, with respect to any
               Person, (i) its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) that has the power to take the action in question and has been authorized, directly or indirectly, by the Board of Directors or equivalent body of such Person, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (c) whose responsibilities include the administration of the Overall Transaction and (ii) with respect to the Pass Through Trustee and the Indenture Trustee an officer in their respective corporate trust departments.

                      "Restricted Certificate" shall have the meaning specified
               in Section 3.1.

                      "Restricted Global Certificate" shall have the meaning
               specified in Section 3.9.

                      "Scheduled Payment" shall mean, with respect to a
               Distribution Date, any payment (other than a Special Payment) of principal and interest on a Lessor Note, due from the Owner Lessor, which payment represents the payment of a regularly scheduled installment of principal then due on such Lessor Note, or the payment of regularly scheduled interest accrued on such Lessor Note.

                      "SEC" shall mean the Securities and Exchange Commission,
               as from time to time constituted, created under the Exchange Act.

                      "Securities Act" shall mean the Securities Act of 1933, as amended.

                      "Special Distribution Date" shall mean (i) with respect to the prepayment, redemption or otherwise prepayment of any Lessor Notes, the day on which such prepayment, redemption or otherwise prepayment is scheduled to occur pursuant to the terms of the Collateral Trust Indenture, and (ii) with respect to any Special


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

               Payment relating to a Lessor Note other than as described in clause (i) of the definition of Special Payment, the earliest second day of a month for which it is practicable for the Pass Through Trustee to give notice pursuant to Section 4.2(c).

                      "Special Payment" shall mean (i) any payment of principal, premium, if any, and interest on a Lessor Note resulting from the redemption or otherwise prepayment of such Lessor Note pursuant to the applicable provisions of the Collateral Trust Indenture,
               (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Lessor Note upon a Lease Indenture Event of Default in respect thereof or upon the exercise of remedies under the Collateral Trust Indenture relating to such Lessor Note,
               (iii) any Special Payment referred to in clause (i) of this definition or any Scheduled Payment which is not in fact paid within five days of the Special Distribution Date or Distribution Date applicable thereto, or (iv) any proceeds from the sale of any Lessor Note by the Pass Through Trustee pursuant to Section 6 hereof.

                      "Special Payments Account" shall mean the account or
               accounts created and maintained pursuant to Section 4.1(b).

                      "Temporary Regulation S Global Certificate" shall have the meaning specified in Section 3.9.

                      "Transfer Date" shall mean the closing date of the public
               offering of the Certificates.

                      "Trust Indenture Act" shall mean the Trust Indenture Act
               of 1939, as amended and as in force on the date on which this Pass Through Trust Agreement was executed and delivered, except as provided in Section 9.7; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                      "Trust Property" shall mean the Lessor Notes held as the
               property of the Pass Through Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special Payments Account and any proceeds from the sale by the Pass Through Trustee pursuant to Section 6 hereof of any Lessor Note.

        Section 1.2. Compliance Certificates and Opinions.

               (a) Upon any application or request by either Partnership, the Owner Lessor or any Indenture Trustee to the Pass Through Trustee to take any action under any provision of this Pass Through Trust Agreement, such Partnership, the Owner Lessor or such Indenture Trustee, as the case may be, shall furnish to the Pass Through Trustee an Officer's Certificate


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

stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Pass Through Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Pass Through Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

               (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Pass Through Trust Agreement shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 1.3. Form of Documents Delivered to Pass Through Trustee.

               (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

               (b) Any Officer's Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the signer of such Officer's Certificate knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officer's Certificate stating that the information with respect to such factual matters is in the possession of the signer of such Officer's Certificate, unless such counsel knows that the certificate or opinions or representations with respect to such matters are erroneous.

               (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

               (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this


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

Pass Through Trust Agreement, they may, but need not, be consolidated and form one instrument.

        Section 1.4. Acts of Holders.

               (a) Any direction, consent, waiver, demand, authorization, request, approval or other action provided by this Pass Through Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to the Partnerships, the Owner Lessor or any Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Trust Agreement and (subject to Section 7.1) conclusive in favor of the Pass Through Trustee, the Partnerships, the Owner Lessor and any Indenture Trustee, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Pass Through Trustee deems sufficient.

               (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent, waiver or other action (a "Direction"), under this Pass Through Trust Agreement, Certificates owned by the Partnerships, the Owner Lessor, the Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding under this Pass Through Trust Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not one of the Partnerships, the Owner Lessor, the Owner Participant or any Affiliate of any such Person.

               (d) Any Act by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Act is made upon such Certificate.

               (e) Except as otherwise provided in Section 1.4(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Pass Through Trust Agreement, without preference, priority or distinction as among all of the Certificates.

               (f) Notwithstanding anything herein to the contrary, the Certificates will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

               (g) The Pass Through Trustee may fix in advance a record date for the determination of the Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Partnerships, but the Pass Through Trustee shall not have any obligation to do so.

        Section 1.5. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required or deemed under such Act to be a part of and govern this Pass Through Trust Agreement, such required or deemed provision shall, so long as the Certificates shall be subject to the Trust Indenture Act, control. If any provision of this Pass Through Trust Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 2. ACQUISITION OF LESSOR NOTES; ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.1. Issuance of Certificates; Acquisition of Lessor Notes.

               (a) The Pass Through Trustee, at or promptly following the execution and delivery of this Pass Through Trust Agreement, shall also execute and deliver the Participation Agreement, in the form delivered to the Pass Through Trustee on or prior to the date of the execution and delivery hereof. Upon delivery of an authentication order by each of the Partnerships and the satisfaction of the closing conditions with respect to the Lessor Notes in
Section 4 of the Participation Agreement, the Pass Through Trustee shall execute, deliver and authenticate, on behalf of the Pass Through Trust, Certificates equaling in the aggregate the total principal amount of the Lessor Notes deposited into the Pass Through Trust on the Transfer Date. The Certificates so executed, delivered and authenticated on the Transfer Date shall evidence the entire ownership of the Pass Through Trust. The Pass Through Trust shall issue such Certificates on the Transfer Date, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration (the "Consideration") in an amount equal to the aggregate principal amount of such Lessor Notes referred to in the second preceding sentence. The Pass Through Trust shall purchase Lessor Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received. Except as provided in Sections 3.4 and 3.5 hereof, the Pass Through Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph.

               (b) The Partnerships' Assumption of Lessor Notes. If either Partnership shall assume the obligations of the Owner Lessor under its Lessor Note pursuant to the Collateral Trust Indenture, the Pass Through Trustee shall, upon its receipt of written instructions from such Partnership, surrender the applicable Lessor Notes issued pursuant to the Collateral Trust Indenture to the Indenture Trustee in exchange for new Lessor Notes of the same aggregate outstanding principal amount as the Lessor Notes so surrendered, bearing interest at the same rate, and having the same maturity and amortization schedule, and otherwise of similar tenor, issued under the Collateral Trust Indenture and any new Collateral Trust Indenture entered into by such Partnership and the Indenture Trustee in connection with such assumption, and thereafter each reference to such Lessor Notes in this Pass Through Trust Agreement shall be deemed to mean a reference to such new Lessor Notes.

               (c) Authentication. Any authentication order delivered by either of the Partnerships hereunder shall be signed by one of such Partnership's authorized signatories and shall specify the amount and maturity of the Certificates to be authenticated and the date on which the original issue of Certificates is to be authenticated. The Pass Through Trustee may appoint an authenticating agent to authenticate the Certificates. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Certificates whenever the Pass Through Trustee may do so. Each reference in this Pass Through Trust Agreement to authentication by the Pass Through Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        Section 2.2. Acceptance by Pass Through Trustee. The Pass Through Trustee, upon the execution and delivery of this Pass Through Trust Agreement, acknowledges on behalf of the Pass Through Trust its acceptance of all right, title, and interest in and to the Lessor Notes acquired pursuant to Section 2.1 hereof and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder as grantor of the Pass Through Trust thereby joins in the creation and declaration of the Pass Through Trust. The Pass Through Trustee shall be under no duty or obligation to inspect, review or examine the Lessor Notes to determine that they are genuine, valid, binding, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

        Section 2.3. Limitation of Powers. The Pass Through Trust is constituted solely for the purpose of making the investment in the Lessor Notes, and, except as set forth herein, the Pass Through Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Pass Through Trust to fail to qualify as a pass through entity for federal income tax purposes (including, as subject to this restriction, acquiring any Undivided Interest or any portion thereof by bidding the Lessor Notes or otherwise, or taking any action with respect to any Undivided Interest or any portion thereof once acquired).

SECTION 3. THE CERTIFICATES

        Section 3.1. Form, Denomination and Execution of Certificates. The Certificates shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with such omissions, variations and insertions as are permitted by this Pass Through Trust Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Certificates may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the

Pass Through Trustee or by the officer executing such Certificates, such determination by said officer to be evidenced by his signing the Certificates.

               Except as provided in Section 3.9, definitive Certificates shall be printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer executing such Certificates, as evidenced by his execution of such Certificates.

               During the period beginning on the Closing Date and ending on the date two years from the Closing Date, all Certificates issued on the Closing Date, and all Certificates issued upon registration of transfer of, or in exchange for, such Certificates, shall be "Restricted Certificates" and shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of certificate in Exhibit A; provided, however, that the term "Restricted Certificates" shall not include Certificates as to which such restrictions on transfer have been terminated in accordance with Section 3.4. All Restricted Certificates shall bear the legend set forth on the face of the Certificate in Exhibit A. Certificates which are not Restricted Certificates shall not bear such legend.

               The Certificates shall be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof.

               The Certificates shall be executed on behalf of the Pass Through Trust by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trust, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Pass Through Trust Agreement, or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto executed by the Pass Through Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

        Section 3.2. Authentication of Certificates. Upon delivery of an authentication order by the Partnerships, the Pass Through Trustee shall cause to be delivered Certificates duly authenticated by the Pass Through Trustee, in authorized denominations equaling in the aggregate the aggregate principal amount set forth in the authentication order evidencing the entire ownership of the Pass Through Trust.

        Section 3.3. Temporary Certificates. Pending the preparation of definitive Certificates, the Pass Through Trustee may execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the officer executing such temporary Certificates may determine, as evidenced by his or her execution of such temporary Certificates.

               If temporary Certificates are issued, the Partnerships will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office of the Pass Through Trustee, or at the office or agency of the Pass Through Trustee maintained in accordance with
Section 7.12, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor definitive Certificates of authorized denominations of a like aggregate Fractional Undivided Interest. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Pass Through Trust Agreement as definitive Certificates.

        Section 3.4. Registration of Transfer and Exchange of Certificates.

               (a) The Pass Through Trustee shall cause to be kept, at the office or agency to be maintained by it in accordance with the provisions of
Section 7.12, a register (the "Register") in which, subject to the provisions of this Section 3.4 and the Certificates, the Pass Through Trustee shall provide for the registration of Certificates (registering owners of Certificates and the principal of and any interest on the Lessor Notes represented by the Certificates held by each owner) and of transfers and exchanges of Certificates as herein provided. The Pass Through Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

               (b) Every Restricted Certificate shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Certificate pursuant to Section 3.1, and the Holder of each Restricted Certificate, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Certificate is presented or surrendered for registration of transfer or for exchange for a Certificate registered in a name other than that of the Holder, such Restricted Certificate must be accompanied by a certificate in substantially the form set forth in Exhibit C hereto, dated the date of such surrender and signed by the Holder of such Restricted Certificate, or such Holder's attorney duly authorized in writing, as to compliance with such restrictions on transfer. Neither the Pass Through Trustee nor any Registrar shall be required to accept for such registration of transfer or exchange any Restricted Certificate not so accompanied by a properly completed certificate. Notwithstanding the preceding two sentences, a properly completed certificate shall not be required in connection with any transfer of any Restricted Certificate through the facilities of DTC or any other United States securities clearance and settlement organization; provided, that such transfer does not require a change in the name (other than to another nominee of DTC or such other securities clearance and settlement organization) in which such Restricted Certificate is then registered. Any transfer of ownership of Certificates shall be effective only when such transfer is reflected on the Register.

        Whenever any Restricted Certificate is proposed to be transferred by a Holder to an Institutional Accredited Investor, the Pass Through Trustee shall have received from such Institutional Accredited Investor, prior to such transfer, a signed letter substantially in the form of Exhibit D relating to certain representations and agreements regarding restrictions on transfer of such Restricted Certificate. In addition, if such Restricted Certificate evidences a Fractional

Undivided Interest of less than $100,000, the Institutional Accredited Investor must, prior to such transfer, furnish to the Registrar an Opinion of Counsel to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

               The restrictions imposed by this Section 3.4 and Section 3.1 upon the transferability of any particular Restricted Certificate shall cease and terminate if and when such Restricted Certificate has been (i) sold pursuant to an effective registration statement under the Securities Act, or (ii) transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), unless the Holder thereof is an affiliate of either of the Partnerships within the meaning of Rule 144 (or such successor provision). Any Restricted Certificate as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Certificate for exchange to the Pass Through Trustee or any Registrar in accordance with the provisions of this Section 3.4 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to each of the Partnerships, addressed to each of the Partnerships and the Pass Through Trustee and in form acceptable to each of the Partnerships, to the effect that the transfer of such Restricted Certificate has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Certificate, of authorized denominations of a like aggregate Fractional Undivided Interest, which shall not bear the restrictive legend required by Section 3.1. The Pass Through Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel.

               (c) Upon surrender for registration of transfer of any Certificate that is not a Restricted Certificate at the Corporate Trust Office or such other office or agency, the Pass Through Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest.

               (d) At the option of a Certificateholder, Certificates may be exchanged for other Certificates, in authorized denominations and of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, that a Restricted Certificate may only be exchanged for another Restricted Certificate, until such restrictions on such Restricted Certificate shall cease and terminate in accordance with the terms of this Section 3.4. Whenever any Certificates are so surrendered for exchange, the Pass Through Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to each of the Partnerships and the Pass Through Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

               (e) No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer or exchange of Certificates.

               (f) All Certificates surrendered for registration of transfer and exchange shall be canceled and disposed of in accordance with the usual practices of the Pass Through Trustee.

        Section 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and in the case of such destruction, loss or theft, there is delivered to the Registrar, the Pass Through Trustee, the Partnerships and the Owner Lessor such security, indemnity or bond as may be required by them to protect each of them and the Pass Through Trust from any loss that any of them may suffer if a Certificate is replaced, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee, on behalf of the Pass Through Trust, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 3.5, the Pass Through Trustee shall require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Pass Through Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

        Section 3.6. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Pass Through Trustee, the Partnerships, the Owner Lessor, the Registrar and any Paying Agent may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.2 and for all other purposes whatsoever, and neither the Pass Through Trustee, either Partnership, the Owner Lessor, the Registrar nor any Paying Agent shall be affected by any notice to the contrary.

        Section 3.7. Cancellation. All Certificates surrendered for payment, transfer or exchange shall, if surrendered to any Person a party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section 3.7, except as expressly permitted by this Pass Through Trust Agreement. All canceled Certificates held by the Registrar shall be disposed of in accordance with the usual practice of the Pass Through Trustee and, if destroyed, a certification of their destruction shall be delivered to the Pass Through Trustee.

        Section 3.8. Limitation of Liability for Payments. All payments or distributions made to Certificateholders under this Pass Through Trust Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Section 4 of this Pass Through Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the

Trust Property to the extent available for distribution to the Holder thereof as provided in this Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of (a) either of the Partnerships, the Pass Through Trust or the Pass Through Trustee to pay any of the principal, premium, if any, or interest due from time to time under the Lessor Notes, or (b) either of the Partnerships, the Pass Through Trust or the Pass Through Trustee to pay any amount due from time to time in respect of the Certificates. The liability of the Owner Lessor under the applicable Lessor Notes shall be limited as set forth therein and in the Collateral Trust Indenture.

        Section 3.9. Book-Entry and Definitive Certificates.

               (a) Except for Certificates issued to Institutional Accredited Investors which must be issued in the form of definitive, fully registered Certificates ("Definitive Certificates"), the Certificates may be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Pass Through Trustee. In such case, the Certificates delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided above and in subsection (d) below. As to the Book-Entry Certificates, unless and until Definitive Certificates have been issued pursuant to subsection (d) below:

                      (i) the provisions of this Section 3.9 shall be in full force and effect;

                      (ii) the Partnerships, the Owner Lessor, the Paying Agent, the Registrar and the Pass Through Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

                      (iii)  to the extent that the provisions of this Section
               3.9 conflict with any other provisions of this Pass Through Trust Agreement (other than the provisions of any supplemental agreement amending this Section 3.9 as permitted by this Pass Through Trust Agreement), the provisions of this Section 3.9 shall control;

                      (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates are issued pursuant to subsection (d) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest and premium, if any, on the Certificates to such Clearing Agency Participants; and

                      (v) whenever this Pass Through Trust Agreement requires or permits actions to be taken based upon instructions or directions of

               Certificateholders holding Certificates evidencing a specified percentage of the Fractional Undivided Interests in the Pass Through Trust, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Certificates and has delivered such instructions to the Pass Through Trustee. The Pass Through Trustee shall have no obligation to determine (and shall incur no liability in connection with any determination of) whether the Clearing Agency has in fact received any such instructions.

               (b) With respect to Book-Entry Certificates, whenever notice or other communication to the Certificateholders is required under this Pass Through Trust Agreement, unless and until Definitive Certificates shall have been issued pursuant to subsection (d) below, the Pass Through Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency and/or the Clearing Agency Participants (and, upon receipt of a valid Certificate Owner Request, to the Certificateholder or Certificate Owner making such request), and shall make available additional copies as reasonably requested by such Clearing Agency Participants.

               (c) Unless and until Definitive Certificates are issued pursuant to subsection (d) below, on the Record Date prior to each applicable Distribution Date and Special Distribution Date, the Pass Through Trustee will request from the Clearing Agency a "Securities Position Listing" setting forth the names of all Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. The Pass Through Trustee shall mail to each such Clearing Agency Participant the statements described in Section 4.3 hereof.

               (d) If with respect to the Certificates (i) the Partnerships or either of them advise the Pass Through Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities and the Partnerships are unable to locate a qualified successor, (ii) the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) at their option, advise the Pass Through Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of an Event of Default, Certificate Owners of Book-Entry Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, by Act of said Certificate Owners delivered to the Partnerships and the Pass Through Trustee, advise the Partnerships, the Owner Lessor, the Pass Through Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Pass Through Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Pass Through Trustee of all the Certificates held by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration of Definitive Certificates in the names of Certificate Owners, the Pass Through Trust shall issue and deliver the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Partnerships, the Owner Lessor, the Registrar, the Paying Agent or the Pass Through Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Pass Through Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholder hereunder. Neither the Partnerships nor the Pass Through Trustee shall be liable if the Partnerships are unable to locate a qualified successor Clearing Agency.

               (e) The Certificates sold in offshore transactions in reliance on Regulation S under the Securities Act will be represented initially by a single, temporary Book-Entry Certificate, in definitive, fully registered form without interest coupons (the "Temporary Regulation S Global Certificate") and will be deposited with the Pass Through Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedelbank ("Cedelbank"). Each Temporary Regulation S Global Certificate will be exchangeable for a single, permanent Book-Entry Certificate (the "Permanent Regulation S Global Certificate," and together with the Temporary Regulation S Global Certificate, the "Regulation S Global Certificate") on or after 40 days after the later of the commencement of the offering of the Certificates and the Closing Date upon certification that the beneficial interests in such Book-Entry Certificate are owned by persons who are not U.S. persons as defined in Regulation S. Prior to the expiration of such 40-day period, beneficial interests in the Temporary Regulation S Global Certificate may be held only through Euroclear or Cedelbank, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S under the Securities Act and in accordance with the certification requirements specified in Section 3.9(f) below. The aggregate original principal amount of the Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate original principal amount of a Definitive Certificate or the Restricted Global Certificate, as hereinafter provided.

               (f) The Certificates sold in reliance on Rule 144A under the Securities Act will be represented by a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons (the "Restricted Global Certificate"), which will be deposited with the Pass Through Trustee as custodian for DTC and registered in the name of a nominee of DTC. Prior to the 40th day after the later of the commencement of the offering of the Certificates and the Closing Date, a beneficial interest in the Temporary Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Certificate only upon receipt by the Pass Through Trustee of a written certification from the transferor (in the form of Exhibit C hereto) to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate whether before, on or after such 40th day, only upon receipt by the Pass Through Trustee of a written certification (in the form of Exhibit C hereto) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and, if such transfer occurs prior to such 40th day, the interest will be held immediately thereafter only through Euroclear or Cedelbank. The aggregate initial principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Pass Through Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of a Definitive Certificate or a Regulation S Global Certificate, as hereinafter provided.

               (g) Any beneficial interest in one of the Book-Entry Certificates that is transferred to a person who takes delivery in the form of an interest in another Book-Entry Certificate will, upon transfer, cease to be an interest in such first Book-Entry Certificate and become an interest in such other Book-Entry Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Certificate for so long as it remains such an interest. Upon the transfer of Definitive Certificates to a qualified institutional buyer or in accordance with Regulation S, such Definitive Certificates will be exchanged for an interest in a Book-Entry Certificate.

               (h) The Partnerships and the Pass Through Trustee, if necessary, shall each enter into the Letter of Representations with respect to the Certificates and fulfill its responsibilities thereunder.

        Section 3.10. Form of Certification. In connection with any certification contemplated by Section 3.4, relating to compliance with certain restrictions relating to transfers of Restricted Certificates, such certification shall be provided substantially in the form of Exhibit C hereto, with only such changes as shall be reasonably approved by the Partnerships and reasonably acceptable to the Pass Through Trustee.

SECTION 4. DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

        Section 4.1. Certificate Account and Special Payments Account.

               (a) The Pass Through Trust shall establish and maintain on behalf of the Certificateholders the Certificate Account with the Pass Through Trustee as one or more non-interest bearing accounts. The Pass Through Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Scheduled Payment is made and identified as such under the Collateral Trust Indenture to the Pass Through Trust, as holder of the Lessor Notes issued under Collateral Trust Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

               (b) The Pass Through Trust shall establish and maintain on behalf of the Certificateholders the Special Payments Account with the Pass Through Trustee as one or more accounts, which shall be non-interest bearing except as provided in Section 4.4. The Pass Through Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Trust Agreement. On each day when a Special Payment is made and identified as such under the Collateral Trust Indenture to the Pass Through Trustee, as holder of the Lessor Notes issued under the Collateral Trust Indenture, the Pass Through Trustee upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account.

               (c) The Pass Through Trustee shall present to the applicable Indenture Trustee each Lessor Note on the date of its stated final maturity, or in the case of any Lessor Note which is to be redeemed or otherwise prepaid in whole pursuant to the Collateral Trust Indenture, on the applicable redemption or other prepayment date under the Collateral Trust Indenture.

        Section 4.2. Distributions from Certificate Account and Special Payments Account.

               (a) On each Distribution Date if the Pass Through Trustee receives payment of the Scheduled Payments due on any Lessor Notes on such date by 12:00 noon, New York time, on such date, the Pass Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 4.1(a). If a Scheduled Payment is received by the Pass Through Trustee after 12:00 noon, New York time, on a Distribution Date, such payment shall be distributed on the next Business Day. If a Scheduled Payment is not received by the Pass Through Trustee on a Distribution Date but is received prior to the time such payment would become a Special Payment, such payment shall be distributed (i) on the date received, if received by 12:00 noon, New York time, on such date or (ii) on the next Business Day, if received after 12:00 noon, New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 11.1 concerning the final distribution)
(i) if (A) DTC is the Certificateholder of record, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000 or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

               (b) On each Special Distribution Date with respect to any Special Payment if the Pass Through Trustee receives the Special Payments due on the required date by 12:00 noon, New York time, on such date, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount deposited therein with respect to such Special Payment pursuant to this Section 4.1(b). If a Special Payment is received by the Pass Through Trustee after 12:00 noon, New York time, on a Special Distribution Date, such payment shall be distributed on the next Business Day. If a Special Payment is not received by the Pass Through Trustee on a Special Distribution Date, such payment shall be distributed (i) on the date received, if received by 12:00 noon, New York time, on such date or (ii) on the next Business Day, if received after 12:00 noon, New York time, on such date. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.1 concerning the final distribution) (i) if (A) DTC is the Certificateholder of record, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000 or
(C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through

Trustee, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

               (c) The Pass Through Trustee shall, at the expense of the Partnerships, cause notice of each Special Payment to be mailed to (i) each Certificateholder, at the address of such Certificateholder as it appears in the Register and (ii) any Certificate Owner who has made a valid Certificate Owner Request, at the address specified in such Certificate Owner Request. In the event of prepayment of any Lessor Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Pass Through Trustee has confirmed that it has received funds for such Special Payment. Notices mailed by the Pass Through Trustee shall set forth:

                      (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.1);

                      (ii) the amount of the Special Payment per $1,000 of face amount of Certificates and the amount thereof constituting principal, premium, if any, and interest;

                      (iii)  the reason for the Special Payment; and

                      (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date per $1,000 of face amount of Certificates.

If the amount of premium payable upon the prepayment of a Lessor Note has not been calculated at the time that the Pass Through Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day.

        Section 4.3. Statements to Certificateholders.

               (a) On each Distribution Date and Special Distribution Date, the Pass Through Trustee will include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such date, setting forth the following information (per a $1,000 face amount Certificate):

                      (i) the amount of such distribution allocable to principal and the amount allocable to premium if any; and

                      (ii) the amount of such distribution allocable to interest.

               (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish (i) to each Person who at any time during such calendar year was a Certificateholder of record and (ii) to any Person who at any time during such calendar year was a Certificate Owner who has made a valid Certificate Owner Request and provided the Pass Through Trustee with such pertinent information as the Pass Through Trustee shall reasonably request, a statement containing the sum of the amounts determined pursuant to clauses
(a)(i) and (a)(ii) with respect to the Pass Through Trust for such calendar year or, in the event such Person was a Certificateholder of record or Certificate Owner during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder or Certificate Owner shall reasonably request as necessary for the purpose of such Certificateholder's or Certificate Owner's preparation of its Federal income tax returns.

        Section 4.4. Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 4.1(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Government Investments by the Pass Through Trustee pending distribution of such Special Payment pursuant to Section 4.2. Any investment made pursuant to this Section 4.4 shall be in such Permitted Government Investments having maturities not later than the date that such moneys are required to be paid to make the payment required under Section 4.2 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Government Investments until maturity. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section 4.4, other than by reason of the willful misconduct or negligence of the Pass Through Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

SECTION 5. FINANCIAL STATEMENTS AND OTHER REPORTS

        For so long as any Certificates remain Outstanding, the Partnerships shall furnish:

               (a) to Certificateholders, Certificate Owners and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Certificates are not freely transferable under the Securities Act; and

               (b) to the Pass Through Trustee, who in turn shall provide such information, upon a Certificate Owner Request, to Certificateholders and Certificate Owners:

                      (i) within 60 days following the end of each of the first three fiscal quarters of the Partnerships during each fiscal year, a copy of Form 10-Q (or any successor form) filed by the Partnerships with the SEC for such fiscal quarter, or if the Partnerships are not then subject to the reporting requirements of the Exchange Act, unaudited consolidated quarterly financial statements for the Partnerships for such fiscal quarter in the form required by Section 5.3(b) of the Participation Agreement;

                      (ii) within 120 days following the end of the fiscal year of the Partnerships, a copy of the Form 10-K (or any successor form) filed by the

               Partnerships with the SEC for such fiscal year, or, if the Partnerships are not then subject to the reporting requirements of the Exchange Act, audited consolidated annual financial statements in the form required by Section 5.3(a) of the Participation Agreement; and

                      (iii) within 20 days after the occurrence thereof, (A) a copy of any current report on Form 8-K (or any successor form) filed by the Partnerships with the SEC, if any, and (B) notice of the following events (1) a Change of Control; (2) any litigation or claim against the Partnerships, or the Tiverton or Rumford facilities which could reasonably be expected to have a Material Adverse Effect; (3) the appointment of a receiver over either of the Partnerships or the confirmation of a plan of reorganization or liquidation for either of the Partnerships; or (4) the resignation or dismissal of the independent accountants engaged by the Partnerships.

SECTION 6. DEFAULT

        Section 6.1. Events of Default.

               (a) If any Lease Indenture Event of Default under the Collateral Trust Indenture (an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Lease Indenture Event of Default shall be continuing, the Pass Through Trustee may vote all of the Lessor Notes issued under the Collateral Trust Indenture held in the Pass Through Trust, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)), the Pass Through Trustee shall vote a corresponding majority of such Lessor Notes, in favor of directing the Indenture Trustee to declare the unpaid principal amount of such Lessor Notes then outstanding and accrued interest thereon to be due and payable under, and to the extent permitted by and in accordance with, the provisions of the Collateral Trust Indenture.

               In addition, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee may in its discretion, and upon the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver all or a portion of such Lessor Note or Lessor Notes issued under the Collateral Trust Indenture with respect to which the Event of Default has occurred, without recourse to or warranty by the Pass Through Trustee or any Certificateholders to any Person. In any such case, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver such Lessor Note or Lessor Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. The Pass Through Trustee shall give notice to the Partnerships and the Owner Lessor promptly after any such sale.

               In the event that the Pass Through Trustee shall deem it advisable to sell any or all of the Lessor Notes in accordance with the provisions of this Section, the parties agree that if registration of any such Lessor Notes shall be required, in the opinion of counsel for the Pass Through Trustee under the Securities Act of 1933, as amended, or other applicable law, and regulations promulgated thereunder, and if the Partnerships shall not effect, or cause to be effected, such registration promptly, the Pass Through Trustee may sell any such Lessor Notes at a private sale, and no Person shall attempt to maintain that the prices at which such Lessor Notes are sold are inadequate by reason of the failure to sell at public sale, or hold the Pass Through Trustee liable thereafter.

        Section 6.2. Incidents of Sale of Lessor Notes. Upon any sale of all or any part of the Lessor Notes made either under the power of sale given under this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, the following shall be applicable:

               (1) Certificateholders and Pass Through Trustee May Purchase Lessor Notes. Any Certificateholder, the Pass Through Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Lessor Notes and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such Lessor Notes in their or its or his own absolute right without further accountability.

               (2) Receipt of Pass Through Trustee Shall Discharge Purchaser. The receipt of immediately available funds by the Pass Through Trustee or the officer or agent appointed by the Pass Through Trustee shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

               (3) Application of Moneys Received upon Sale. Any moneys collected by the Pass Through Trustee, upon any sale made either under the power of sale given by this Pass Through Trust Agreement or otherwise for the enforcement of this Pass Through Trust Agreement, shall be applied as provided in Section 4.2.

        Section 6.3. Judicial Proceedings Instituted by Pass Through Trustee.

               (a) Pass Through Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Lessor Note, or if there shall be any failure to pay Rent (as defined in a Lease) under the Lease related to any Lessor Note when due and payable, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Lessor Notes shall be, to the extent permitted by and in accordance with the terms of the Lessor Note Documents, entitled and empowered (but not obligated) to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Lessor Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; subject, however, to the limitations of liability set forth in the Lessor Notes and the Lessor Note Documents.

               (b) Pass Through Trustee May File Proofs of Claim; Appointment of Pass Through Trustee as Attorney-in-Fact in Judicial Proceedings. The Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Lessor Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the applicable Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Lessor Notes), shall, subject to the terms of the Lessor Note Documents, be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Partnerships or the Owner Lessor, or the Owner Participant, or their respective creditors or property. Subject to the terms of the Lessor Note Documents, any receiver, assignee, trustee, liquidator or sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee, and in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Pass Through Trustee, its agents and counsel and any other amounts due the Pass Through Trustee under Section 7.7. Subject to Section 6.4, nothing contained in this Pass Through Trust Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

        Section 6.4. Control by Certificateholders. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement, including any right of the Pass Through Trustee as holder of the Lessor Notes, provided that:

               (1) such Direction shall not be in conflict with any rule of law or with this Pass Through Trust Agreement and would not involve the Pass Through Trustee in personal liability or expense;

               (2) the Pass Through Trustee shall not determine that the action so directed would expose it to personal liability or be unjustly prejudicial to the Certificateholders not taking part in such direction;

               (3) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such Direction;

               (4) such Holders shall have offered to the Pass Through Trustee security or indemnity against the costs, expenses or liabilities which may be incurred thereby; and

               (5) if a Lease Indenture Event of Default shall have occurred and be continuing, such Direction shall not obligate the Pass Through Trustee to vote more than a corresponding majority of the related Lessor Notes held by the Pass Through Trust in favor of directing any action by the Indenture Trustee with respect to such Lease Indenture Event of Default.

        Section 6.5. Waiver of Defaults. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) may on behalf of the Certificateholders of all the Certificates waive any Default or Event of Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any default under the Collateral Trust Indenture and its consequences, except:

               (1) a default in the deposit of any Scheduled Payment or Special Payment under Section 4.1 or in the distribution of any payment under Section 4.2 on the Certificates; or

               (2) a default in the payment of the principal of, premium, if any, or interest on any Lessor Notes; or

               (3) a default in respect of a covenant or provision hereof which under Section 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

               Upon any such waiver, such Default shall cease to exist with respect to this Pass Through Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Pass Through Trust Agreement and any direction given by the Pass Through Trustee on behalf of such Holders to the applicable Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default, Event of Default or impair any right consequent thereon. Upon any such waiver with respect to a Default under the Collateral Trust Indenture, the Pass Through Trustee shall vote a corresponding majority of the Lessor Notes issued under the Collateral Trust Indenture to waive the corresponding Lease Indenture Default or Lease Indenture Event of Default.

               With respect to consents, approvals, waivers and authorizations which under the terms of Section 8 of the Collateral Trust Indenture may be given by the applicable Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes issued with respect to the Collateral Trust Indenture, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass Through Trustee or the Certificateholders.

        Section 6.6. Undertaking to Pay Court Costs. All parties to this Pass Through Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Pass Through Trust Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.6 shall not apply to (a) any suit, action or proceeding instituted by any Holder, or group of Holders, holding in the aggregate Certificates evidencing Fractional Undivided Interests aggregating more than 10% of the Pass Through Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 4.2 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee.

        Section 6.7. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Pass Through Trust Agreement to the contrary notwithstanding, but subject to Section 3.8 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 4.2 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

        Section 6.8. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Pass Through Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Pass Through Trust Agreement, unless:

               (1) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

               (2) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) shall have requested the Pass Through Trustee in writing to institute such suit, action or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 7.3(e);

               (3) the Pass Through Trustee shall have refused or neglected to institute any such suit, action or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

               (4) no Direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)).

               It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of the Collateral Trust Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the Lessor Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder, or (iii) enforce any right under this Pass Through Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Pass Through Trust Agreement.

        Section 6.9. Remedies Cumulative. Every remedy given hereunder to the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

SECTION 7. THE PASS THROUGH TRUSTEE

        Section 7.1. Certain Duties and Responsibilities.

               (a) Prior to an Event of Default of which a Responsible Officer of the Pass Through Trustee has actual knowledge:

               (1) the Pass Through Trustee shall not be liable except for the performance of such duties as are specifically set out in this Pass Through Trust Agreement; and

               (2) the Pass Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Pass Through Trustee, upon Officer's Certificates or Opinions of Counsel conforming to the requirements of this Pass Through Trust Agreement;

but the Pass Through Trustee shall, at any time that the Certificates shall be subject to the Trust Indenture Act, examine any evidence furnished to it pursuant to this Pass Through Trust Agreement or Section 314 of the Trust Indenture Act to determine whether or not such evidence conforms to the requirements of this Pass Through Trust Agreement; provided, however, that the Pass Through Trustee shall not be responsible for the accuracy or content of such evidence.

               (b) In case an Event of Default has occurred and is continuing, the Pass Through Trustee shall exercise each of the rights and powers vested in it by this Pass Through Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

               (c) No provision of this Pass Through Trust Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 7.1;

               (2) the Pass Through Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer of the Pass Through Trustee, unless it shall be proved that the Pass Through Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Pass Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Direction of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c)) (A) relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or (B) exercising any trust or power conferred upon the Pass Through Trustee, under this Pass Through Trust Agreement.

               (d) Whether or not herein expressly so provided, every provision of this Pass Through Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass Through Trustee shall be subject to the provisions of this Section 7.1.

        Section 7.2. Notice of Defaults. The Pass Through Trustee shall give to the Certificateholders, at any time that the Certificates shall be subject to the Trust Indenture Act, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, and to each of the Partnerships, the Owner Lessor and the applicable Indenture Trustee in accordance with Section 12.4, notice of all Defaults actually known to a Responsible Officer of the Pass Through Trustee within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Lessor Note, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Pass Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

        Section 7.3. Certain Rights of Pass Through Trustee. Except as otherwise provided in Section 7.1:

               (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request or direction of either of the Partnerships, the Owner Lessor or any Indenture Trustee mentioned herein shall be sufficiently evidenced by a Request;

               (c) whenever in the administration of this Pass Through Trust Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of either of the Partnerships, the Owner Lessor or the applicable Indenture Trustee;

               (d) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (e) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Pass Through Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Pass Through Trust Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (f) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any Act, Direction, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

               (g) the Pass Through Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder with due care;

               (h) the Pass Through Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion of rights or powers conferred upon it by this Pass Through Trust Agreement;

               (i) the right of the Pass Through Trustee to perform any discretionary act enumerated in this Pass Through Trust Agreement shall not be construed as a duty, and the Pass Through Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

               (j) the Pass Through Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder; and

               (k) the Pass Through Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Pass Through Trust Agreement.

        Section 7.4. Not Responsible for Recitals; Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. The Pass Through Trustee makes no representations as to the validity or sufficiency of this Pass Through Trust Agreement, the Lessor Notes, the Lessor Note Documents, or the Certificates, or the collateral securing the Lessor Notes, except that the Pass Through Trustee hereby represents and warrants that this Pass Through Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

        Section 7.5. May Hold Certificates. The Pass Through Trustee, any Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Partnerships, Owner Lessor, Owner Participant or Indenture Trustee with the same rights it would have if it were not the Pass Through Trustee, Paying Agent, Registrar or such other agent, subject to Section 7.8 in the case of the Pass Through Trustee.

        Section 7.6. Money Held in Pass Through Trust. Money held by the Pass Through Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Pass Through Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

        Section 7.7. Compensation, Reimbursement and Indemnification. Each of the Partnerships agrees, on a joint and severable basis:

               (1) to pay, or cause to be paid, to the Pass Through Trustee from time to time the compensation separately agreed to by the Pass Through Trustee and the Partnerships for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

               (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed, the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Pass Through Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith.

               In addition, the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Pass Through Trust (other than any tax attributable to the Pass Through Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. If the Pass Through Trustee reimburses itself for any such tax, it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

        Section 7.8. Corporate Trustee Required; Eligibility. There shall at all times be a Pass Through Trustee hereunder which (a) shall be, at any time that the Certificates shall be subject to the Trust Indenture Act, a Person eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and (b) shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000,000, and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of clause (a) of this Section 7.8 at a time when it is required to be so qualified, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 7.

        Section 7.9. Resignation and Removal: Appointment of Successor.

               (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Section 7.9 shall become effective until the acceptance of appointment by the successor Pass Through Trustee under Section 7.10.

               (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Partnerships, the Authorized Agents, the Owner Lessor, the Owner Participant and each Indenture Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Partnerships, the Owner Lessor, the Owner Participant and each Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

               (c) The Pass Through Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust delivered to the Pass Through Trustee and to the Partnerships, the Owner Lessor and each Indenture Trustee.

               (d)    If at any time:

                      (1) the Pass Through Trustee fails to, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by a Certificateholder that has been a bona fide Certificateholder for at least six months; or

                      (2) the Pass Through Trustee shall cease to be eligible under Section 7.8 hereof and shall fail to resign after written request therefor by the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) or by any such Certificateholder; or

                      (3) the Pass Through Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor), may remove the Pass Through Trustee or (ii) subject to Section 6.6 hereof, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

               (e) If a Responsible Officer of the Pass Through Trustee shall obtain Actual Knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Partnerships and the Owner Lessor thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Partnerships or the Owner Lessor has agreed to pay such tax. The Partnerships shall promptly appoint a successor Pass Through Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein an "Avoidable Tax" means a state or local tax: (i) upon (w) the Pass Through Trust, (x) the Trust Property, (y) Holders of the Certificates or (z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Partnerships or the Owner Lessor shall agree to pay, and shall pay, such tax.

               (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Pass Through Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Pass Through Trust, delivered to the Partnerships, the Owner Lessor, the Owner Participant, the Indenture Trustees and the retiring Pass Through Trustee, the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the successor Pass Through Trustee appointed as provided above. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

               (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor trustee and the address of its Corporate Trust Office.

        Section 7.10. Acceptance of Appointment by Successor. Every successor Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Partnerships, the Owner Lessor and to the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Pass

Through Trustee; but, on request of either of the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) to the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.7. Upon request of any such successor Pass Through Trustee, the Partnerships, the Owner Lessor, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

               No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Section 7.

        Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Section 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

        Section 7.12. Maintenance of Agencies.

               (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Pass Through Trust Agreement may be served. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Partnerships, the Owner Lessor, the Owner Participant, each Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Pass Through Trustee.

               (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $150,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. The Pass Through Trustee shall initially be the Paying Agent and, as provided in Section 3.4, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee (unless they are the same entity), at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

               (c) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 7.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

               (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Partnerships, the Owner Lessor, the Owner Participant and each Indenture Trustee. The Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) shall promptly appoint one or more qualified successor Authorized Agents reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 7.12. The Partnerships (or, following the occurrence of a Lease Event of Default, the Owner Lessor) shall give written notice of any such appointment made by it to the Pass Through Trustee, the Partnerships, the Owner Lessor and each Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register.

               (e) Each Partnership agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the schedule agreed to by each Authorized Agent and such Partnership for its services and to reimburse it for its reasonable expenses.

        Section 7.13. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited in a non interest bearing account and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

               The Pass Through Trustee will cause each Paying Agent other than the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section 7.13, that such Paying Agent will:

               (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Pass Through Trustee notice in writing of any default by any obligor upon the Lessor Notes in the making of any such payment; and

               (3) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

               The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Pass Through Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Section 7.14. Registration of Lessor Notes in Pass Through Trustee's Name. The Pass Through Trustee agrees that all Lessor Notes and Permitted Government Investments, if any, shall be issued in the name of the Pass Through Trustee or its nominee and held by the Pass Through Trustee, or, if not so held, the Pass Through Trustee or its nominee shall be reflected as the owner of such Lessor Notes or Permitted Government Investments, as the case may be, in the register of the issuer of such Lessor Notes or Permitted Government Investments under the applicable provisions of the Uniform Commercial Code in effect where the Pass Through Trustee holds such Lessor Notes or Permitted Government Investments, or other applicable law then in effect.

        Section 7.15. Withholding Taxes; Information Reporting. The Pass Through Trustee, as trustee, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Pass Through Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Certificates, (ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Certificate appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under United States law. Any amounts withheld and paid to a relevant taxing authority pursuant to this Section 7.15 shall be deemed to have been paid to the related Certificateholders for all purposes under the Operative Documents.

SECTION 8. CERTIFICATEHOLDERS' LISTS AND REPORTS

        Section 8.1. The Partnerships to Furnish Pass Through Trustee with Names and Addresses of Certificateholder. Each Partnership will furnish to the Pass Through Trustee within fifteen days after each Record Date with respect to a Scheduled Payment, and at such other times as the Pass Through Trustee may request in writing, a list, in such form as the Pass Through Trustee may reasonably require, of all information in the possession or control of such Partnership as to the names and addresses of the Holders of Certificates, in each case as of a date not more than sixty days prior to the time such list is furnished; provided, however, that so long as the Pass Through Trustee is the sole Registrar, no such list need be furnished; and provided, further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Pass Through Trustee pursuant to Section 7.12(b).

        Section 8.2. Preservation of Information. The Pass Through Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Pass Through Trustee as provided in Section 7.12(b) or Section 8.1, as the case may be, and the names and addresses of Holders of Certificates received by the Pass Through Trustee in its capacity as Registrar, if so acting. The Pass Through Trustee may destroy any list furnished to it as provided in Section 7.12(b) or Section 8.1, as the case may be, upon receipt of a new list so furnished.

        Section 8.3. Reports by the Partnerships. Each Partnership shall, at any time that the Certificates shall be subject to the Trust Indenture Act, comply with Section 314 of the Trust Indenture Act and shall file, furnish and deliver the reports, information, documents, certificates and opinions required thereunder, and, at any time that the Certificates shall be subject to the Trust Indenture Act, acknowledge and agree that, for purposes of Section 314 of the Trust Indenture Act, each Partnership shall be considered to be the "obligor" upon the Certificates. Without limiting the generality of the foregoing, at any time that the Certificates shall be subject to the Trust Indenture Act, each Partnership shall deliver to the Pass Through Trustee the annual certificate required under clause (4) of Section 314(a) of the Trust Indenture Act within 120 days following the end of each fiscal year of such Partnership (which ends on December 31) ending after the date hereof. The provisions of this Section 8.3 shall not be construed to impose any obligation or liability on the Partnerships to pay any of the principal, premium, if any, or interest in respect of the Lessor Notes or the Certificates.

        Section 8.4. Reports by the Pass Through Trustee. At any time that the Certificates shall be subject to the Trust Indenture Act, the Pass Through Trustee shall transmit, on or before May 15 of each year, reports with respect to events described in Section 313(a) of the Trust Indenture Act in accordance with and to the extent required under Section 313(a) of the Trust Indenture Act. Additionally, the Pass Through Trustee shall comply with the reporting requirements imposed under Treasury Regulation 1.67.

SECTION 9. SUPPLEMENTAL TRUST AGREEMENTS

        Section 9.1. Supplemental Trust Agreement Without Consent of Certificateholders. Without the consent of the Holder of any Certificates, the Partnerships may, and the Pass Through Trustee (subject to Section 9.3) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

               (1) to evidence the succession of another corporation to either Partnership and the assumption by any such successor of the obligations of such Partnership herein contained;

               (2) to add to the covenants of the Partnerships, for the protection of the Holders of the Certificates;

               (3) to surrender any right or power herein conferred upon the Partnerships;

               (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Pass Through Trust Agreement; provided that any such action will not adversely affect in any material respect the interests of the Holders of the Certificates;

               (5) to correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

               (6)    to evidence and provide for a successor Pass Through
        Trustee;

               (7) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body;

               (8) at any time that the Certificates shall be subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of this Pass Through Trust Agreement to the extent as shall be necessary to qualify or continue the qualification of this Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, or to add to this Pass Through Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted;

               (9) to modify, amend or supplement any provision herein to reflect changes relating to the assumption and substitution of any Lessor Note pursuant to Section 2.10(b) of the Collateral Trust Indenture; or

               (10) to add, eliminate, or change any provision under this Pass Through Trust Agreement that will not adversely affect the interests of the Certificateholders in any material respect.

provided that in each case the Pass Through Trustee shall have received an opinion of counsel, which may be counsel to the Partnerships, to the effect that such supplemental agreement does not cause the Pass Through Trust to become taxable as an "association" within the meaning of

Treasury Regulation Section 301.7701-4 or to be taxable as other than a pass through entity for Federal income tax purposes.

        Section 9.2. Supplemental Trust Agreements with Consent of Certificateholders. With the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding (determined as provided in Section 1.4(c) hereof), by Act of said Holders delivered to the Partnerships and the Pass Through Trustee, the Partnerships may (with the consent of the Owner Lessor, such consent not to be unreasonably withheld), and the Pass Through Trustee (subject to Section 9.3 hereof) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Pass Through Trust Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

               (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Lessor Notes held in the Pass Through Trust, or distributions that are required to be made herein on any Certificate of such Pass Through Trust, or change any date of payment on any such Certificate, or change the place of payment where, or the coin or currency in which, any such Certificate is payable, or impair the right of any Holder of any such Certificate to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution Date applicable thereto; or

               (2) except as provided in this Pass Through Trust Agreement, permit the disposition of any Lessor Note in the Trust Property, or permit the creation of any lien on the Trust Property, or otherwise deprive any Certificateholder of the benefit of the ownership of the Lessor Notes held in the Pass Through Trust or the lien of the Collateral Trust Indenture; or

               (3) reduce the percentage of the aggregate Fractional Undivided Interests which is required to approve any such supplemental agreement, or reduce such percentage required for any waiver provided for in this Pass Through Trust Agreement.

Notwithstanding the foregoing, no such supplemental agreement shall be entered into unless the Pass Through Trustee shall have received an opinion of counsel, which may be counsel to the Partnerships or either of them, to the effect that such supplemental agreement does not cause the Pass Through Trust to become taxable as an "association", within the meaning of Treasury Regulation Section 301.7701-4 or to be taxable as other than a pass through entity for Federal income tax purposes.

               It shall not be necessary for any Act of Certificateholders under this Section 9.2 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

        Section 9.3. Documents Affecting Immunity or Indemnity. If in the opinion of the Pass Through Trustee any document required to be executed by it pursuant to the terms of Section 9.1 or 9.2 affects any interest, right, duty, immunity or indemnity in favor of the Pass Through Trustee under this Pass Through Trust Agreement, the Pass Through Trustee may in its discretion decline to execute such document.

        Section 9.4. Execution of Supplemental Trust Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Section 9 or the modification thereby of the trusts created by this Pass Through Trust Agreement, the Pass Through Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Pass Through Trust Agreement.

        Section 9.5. Effect of Supplemental Trust Agreements. Upon the execution of any supplemental agreement under this Section 9, this Pass Through Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Pass Through Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 9.6. Reference in Certificates to Supplemental Trust Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Section 9 may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

        Section 9.7. Conformity with Trust Indenture Act. Every supplemental agreement under this Section 9 executed at a time that the Certificates shall be subject to the Trust Indenture Act, shall conform to requirements of the Trust Indenture Act as in effect on the date such supplemental agreement is executed.

SECTION 10. AMENDMENTS AND CONSENTS TO COLLATERAL TRUST INDENTURE AND OTHER
            LESSOR NOTE DOCUMENTS

               (a) In the event that the Pass Through Trustee, as holder of any Lessor Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Collateral Trust Indenture or other Lessor Note Document that requires the consent of the holder of such Lessor Note, the Pass Through Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of such date. Any such notice shall describe the proposed amendment, modification, waiver or supplement (or attach a copy thereof). The Pass Through Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the applicable Indenture Trustee to take or refrain from taking any action which a holder of such Lessor Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Lessor Note and (iii) how to vote any Lessor Note if a vote has been called for with respect thereto. Any such request shall specify a date by which Certificateholders are requested to respond. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Lessor Note, the Pass Through Trustee shall vote or consent with respect to such Lessor Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Pass Through Trustee at least two Business Days prior to the date the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.4, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the applicable Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the Collateral Trust Indenture or other Lessor Note Document.

               (b) With respect to consents, approvals, waivers and authorizations which under the terms of Section 8 of the Collateral Trust Indenture may be given by the Indenture Trustee without the necessity of the consent of any of the holders of Lessor Notes, no consent, approval, waiver or authorization shall be required hereunder on the part of the Pass Through Trustee or the Certificateholders.

               (c) Neither the Pass Through Trustee nor any Certificateholder shall have any obligation to purchase any Additional Lessor Notes issued under the Collateral Trust Indenture.

SECTION 11. TERMINATION OF PASS THROUGH TRUST

        Section 11.1. Termination of the Pass Through Trust. The respective obligations and responsibilities of the Partnerships and the Pass Through Trustee created hereby and the Pass Through Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to this Pass Through Trust Agreement and the disposition of all property held as part of the Trust Property; provided, however, that if and to the extent that any of the options, rights and privileges granted under this Pass Through Trust Agreement, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interest in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Pass Through Trust Agreement, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Pass Through Trust Agreement of the following Presidents of the United States:
Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Pass Through Trust Agreement, whichever of (a) or (b) is shorter.

               Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the

Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass Through Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 4.2 hereof.

               In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Pass Through Trustee shall be satisfied, after sixty days' written notice from the Partnerships, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Pass Through Trustee shall pay to each Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Owner Lessor, the Owner Participant and the Partnerships.

SECTION 12. MISCELLANEOUS PROVISIONS

        Section 12.1. Amendments and Waivers. No term, covenant, agreement or condition of this Pass Through Trust Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

        Section 12.2. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Pass Through Trust Agreement or the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pass Through Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        Section 12.3. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Pass Through Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass Through Trustee pursuant to Section 3.2 hereof are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

        Section 12.4. Notices, etc. to Partnerships and Pass Through Trustee. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other party:

               If to Tiverton:

                      c/o Calpine Corporation
                      50 West San Fernando Street, 5th Floor
                      San Jose, California 95113
                      Telephone No.: (408) 995-5115
                      Facsimile No.: (408) 995-0505
                      Attention: Asset Manager and General Counsel

                      c/o Calpine Corporation
                      The Pilot House, 2nd Floor
                      Lewis Wharf
                      Boston, Massachusetts 02110
                      Telephone No.: (617) 723-7200
                      Facsimile No.: (617) 723-7635

               If to Rumford:

                      c/o Calpine Corporation
                      50 West San Fernando Street, 5th Floor
                      San Jose, California 95113
                      Telephone No.: (408) 995-5115
                      Facsimile No.: (408) 995-0505
                      Attention: Asset Manager and General Counsel

                      c/o Calpine Corporation
                      The Pilot House, 2nd Floor
                      Lewis Wharf
                      Boston, Massachusetts 02110
                      Telephone No.: (617) 723-7200
                      Facsimile No.: (617) 723-7635

               If to the Pass Through Trustee:

                      State Street Bank and Trust Company of Connecticut, National Association
                      225 Asylum Street, Goodwin Square
                      Hartford, Connecticut 06103
                      Telephone No.: (860) 244-1822
                      Facsimile No.: (860) 244-1889
                      Attention: Corporate Trust Department

               With a Copy to:

                      State Street Bank and Trust Company of California, National Association
                      633 West 5th Street, 12th Floor
                      Los Angeles, California 90071
                      Telephone No.: (213) 362-7373
                      Facsimile No.: (213) 362-7357
                      Attention: Corporate Trust Department

        Section 12.5. Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Pass Through Trust Agreement provides for notice to Holders of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders, then such notification as shall be made by overnight courier, or in any other manner acceptable to the Pass Through Trustee, shall constitute a sufficient notification for every purpose hereunder.

               Where this Pass Through Trust Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Pass Through Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

        Section 12.6. Successors and Assigns.

               (a) This Pass Through Trust Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

               (b) Except as expressly provided herein or in the other Operative Documents, no party hereto may assign its interests or transfer its obligations herein without the consent of the other parties hereto.

        Section 12.7. Business Day. In any case where any Distribution Date or Special Distribution Date relating to any Certificate is not a Business Day, then (notwithstanding any other provision of this Pass Through Trust Agreement) the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date and, provided that such payment is made on such succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

        Section 12.8. Governing Law. This Pass Through Trust Agreement, the Certificates and the rights and duties of the parties hereunder and thereunder shall be in all respects governed by and construed in accordance with the law of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligations Law Section 5-1401).

        Section 12.9. Severability. Any provision of this Pass Through Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 12.10. Benefits of Pass Through Trust Agreement. Nothing in this Pass Through Trust Agreement or in the Certificates, express or implied, shall give to any person, other than the Partnerships, the Pass Through Trustee, the Owner Lessor and each Indenture Trustee, and their respective successors, and the Holders of Certificates as expressly provided herein, any benefit or any legal or equitable right, remedy or claim under this Pass Through Trust Agreement.

        Section 12.11. Counterparts. This Pass Through Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 12.12. Headings and Table of Contents. The headings of the sections of this Pass Through Trust Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

        Section 12.13. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents and assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Pass Through Trust Agreement.

        Section 12.14. Effectiveness. This Pass Through Trust Agreement has been dated as of the date first above written for convenience only. This Pass Through Trust Agreement shall be effective on December 19, 2000, the date of execution and delivery by the Partnerships and the Pass Through Trustee.

        Section 12.15. Statement of Intent. It is intended that, if the Pass Through Trust were ever to be classified as a partnership for Federal income tax purposes, that the Pass Through Trust be excluded from the application of Subchapter K of the Internal Revenue Code, in accordance with Treasury Regulation 1.761-2(b)(2)(ii).

               IN WITNESS WHEREOF, the Partnerships and the Pass Through Trustee have caused this Pass Through Trust Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.


                                        TIVERTON POWER ASSOCIATES
                                        LIMITED PARTNERSHIP


                                        By: /s/ ERIC PRYOR
                                           -------------------------------------
                                           Name: Eric Pryor
                                           Title: Authorized Agent


                                        RUMFORD POWER ASSOCIATES
                                        LIMITED PARTNERSHIP


                                        By: /s/ ERIC PRYOR
                                           -------------------------------------
                                           Name: Eric Pryor
                                           Title: Authorized Agent


                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION,
                                        as Pass Through Trustee


                                        By: /s/ MARK HENSON
                                           -------------------------------------
                                           Name: Mark Henson
                                           Title: Assistant Vice President

                                                                      SCHEDULE 1


                             Participation Agreement

               The Participation Agreement providing for Lease Transactions to be financed by the purchase of Lessor Notes hereunder, and the parties thereto, is as follows: the Participation Agreement, dated as of December 19, 2000, among
(i) Tiverton Power Associates Limited Partnership, a limited partnership organized under the laws of the State of Rhode Island, (ii) Rumford Power Associates Limited Partnership, a limited partnership organized under the laws of the State of Maine, (iii) Calpine Corporation, a Delaware corporation, as Guarantor, (iv) PMCC Calpine New England Investment LLC, a Delaware limited liability company, as Owner Lessor, (v) PMCC Calpine NEIM LLC, a Delaware limited liability company, as the Owner Participant, (vi) State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee under the Collateral Trust Indenture, and (vii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity, but solely as Pass Through Trustee.





                                     SCH 1-1

                                                                       EXHIBIT A


                               FORM OF CERTIFICATE


        THIS CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER AND CALPINE CORPORATION THAT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTION REFERRED TO IN (A) ABOVE.

        [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]



                                     EXH A-1

                  TIVERTON AND RUMFORD 2000 PASS THROUGH TRUST

                               9.00% Pass Through
                                   Certificate

                                CUSIP: _________

                     Final Distribution Date: July 15, 2018

               evidencing a fractional undivided interest in a trust, the property of which includes certain notes secured by certain property leased to Tiverton Power
               Associates Limited Partnership and Rumford Power
               Associates Limited Partnership

Certificate No. __                    $[_________] Fractional Undivided Interest

               THIS CERTIFIES THAT Cede & Co., as nominee of The Depository Trust Company, for value received, is the registered owner of a $______________ (__________ dollars) Fractional Undivided Interest in the Tiverton and Rumford 2000 Pass Through Trust (the "Pass Through Trust") created pursuant to a Pass Through Trust Agreement, dated as of December 19, 2000 (the "Agreement") between Tiverton Power Associates Limited Partnership, a Rhode Island limited partnership ("Tiverton"), Rumford Power Associates Limited Partnership, a Maine limited partnership (together with Tiverton, the "Partnerships"), and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Pass Through Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "9.00% Pass Through Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Pass Through Trust includes certain Lessor Notes (the "Trust Property"). The Lessor Notes are secured by a security interest in certain undivided interests in the Facility, and liability thereunder is limited to the income and proceeds of such security.

               Subject to and in accordance with the terms of the Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each January 15 and July 15 (a "Distribution Date"), commencing on July 15, 2001, to the person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Lessor Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this


                                     EXH A-2

Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Lessor Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is fifteen days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Lessor Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. The Special Distribution Date shall be determined as provided in the Agreement. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

               Distributions on this Certificate will be made by the Pass Through Trustee (i) if (A) The Depository Trust Company ("DTC"), or its nominee, is the Certificateholder of record of this Certificate, or (B) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $10,000,000, or (C) a Certificateholder holds a Certificate or Certificates in an aggregate amount greater than $1,000,000 and so requests to the Pass Through Trustee, by wire transfer in immediately available funds to an account maintained by such Certificateholder with a bank, or (ii) if none of the above apply, by check mailed to such Certificateholder at the address appearing in the Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Pass Through Trustee specified in such notice.

               Unless this Certificate is presented by an authorized representative of DTC to the Partnerships or their agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

               Each Person who acquires or accepts this Certificate or an interest herein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are either exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or do not constitute a prohibited transaction under such restrictions of ERISA and the Code.


                                     EXH A-3

               This Certificate shall be governed by and construed in accordance with the law of the State of New York.

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.







                                     EXH A-4

               IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.


                                        TIVERTON AND RUMFORD 2000 PASS
                                        THROUGH TRUST


                                        By: STATE STREET BANK AND TRUST
                                            COMPANY OF CONNECTICUT,
                                            NATIONAL ASSOCIATION,
                                            as Pass Through Trustee


                                          By: _________________________________
                                              Name:
                                              Title:





                                     EXH A-5

                            [Reverse Of Certificate]

               The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Partnerships, the Pass Through Company or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have received sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Partnerships and the rights of the Certificateholders under the Agreement at any time by the Partnerships and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Fractional Undivided Interests evidenced by all Certificates at the time Outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Pass Through Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein


                                     EXH A-6
set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of an amount sufficient to cover any tax or charge payable in connection therewith.

               The Pass Through Trustee, the Partnerships, the Owner Lessor, the Registrar and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Partnerships, the Owner Lessor, the Registrar nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.





                                     EXH A-7

                                                                       EXHIBIT B

          FORM OF PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                                December 19, 2000


State Street Bank and Trust Company of Connecticut, National Association 225 Asylum Street
Goodwin Square
Hartford, Connecticut 06103


Re:  Preparation and Registration of Lessor Notes


Ladies and Gentlemen:


               Reference is made to the $366,000,000 in aggregate principal amount of the 9.00% Pass Through Certificates due July 15, 2018 (the "Pass Through Certificates") of the Tiverton and Rumford 2000 Pass Through Trust representing undivided beneficial interests in $366,000,000 aggregate principal amount of secured lease obligation notes (the "Lessor Notes") of PMCC Calpine New England Investment LLC, a Delaware limited liability company (the "Owner Lessor"), issued pursuant to the Indenture of Trust, Mortgage and Security Agreement, dated as of December 19, 2000, between the Owner Lessor and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee, comprising $190,000,000 aggregate principal amount of Lessor Notes relating to the Tiverton Generating Station and $176,000,000 aggregate principal amount of Lessor Notes relating to the Rumford Generating Station.

               You are hereby directed to have the Lessor Notes prepared and registered in the name of State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee (the "Pass Through Trustee") under the Pass Through Trust Agreement, dated as of December 19, 2000, among Tiverton Power Associates Limited Partnership, a Rhode Island limited partnership, Rumford Power Associates Limited Partnership, a Maine limited partnership, and the Pass Through Trustee, and to have the Lessor Notes delivered to the Pass Through Trustee at 9:00 a.m., Eastern Standard Time, on December 19, 2000.



                                     EXH B-1

                            [CONTINUED ON NEXT PAGE]










                                     EXH B-2

                                        Very truly yours,

                                        PMCC Calpine New England Investment LLC

                                        By  PMCC Calpine NEIM LLC,
                                            its Sole Member


                                            By: ________________________________
                                                Name:
                                                Title:




                                     EXH B-3

                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE

                                   CERTIFICATE

                  TIVERTON AND RUMFORD 2000 PASS THROUGH TRUST

                            PASS THROUGH CERTIFICATES

               This is to certify that as of the date hereof with respect to $__________ (__________ dollars) Fractional Undivided Interest of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Certificates") for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Pass Through Trust Agreement) certifies that the transfer of Surrendered Certificates associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Certificates for the reason checked below:

[ ] Transfer to Tiverton and Rumford    [ ] Transfer outside the United States
    2000 Pass Through Trust                 in compliance with Rule 904 of the
                                            Securities Act.

[ ] Transfer inside the United States   [ ] Transfer inside the United States
    to a Qualified Institutional Buyer      to an Institutional Accredited
    in compliance with Rule 144A under      Investor that has previously
    the Securities Act.                     furnished to the Pass Through
                                            Trustee a signed letter containing
[ ] Transfer pursuant to an exemption       certain representations and
    from registration provided by Rule      agreements relating to restrictions
    144 under the Securities Act (if        on transfer and if such transfer is
    available).                             in respect of an aggregate
                                            Fractional Undivided Interest of
                                            less than $100,000, an opinion of
                                            counsel acceptable to the
                                            Partnerships that such transfer is
                                            in compliance with the Securities
                                            Act.


                                [Name of Holder]

                                ----------------

Dated: _____________, _____*

*To be dated the date of presentation or surrender



                                     EXH C-1

                                                                       EXHIBIT D


             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

Tiverton Power Associates Limited Partnership/
Rumford Power Associates Limited Partnership
c/o Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Credit Suisse First Boston Corporation
  As Representative of the
  Several Initial Purchasers
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs and Madams,

               We are delivering this letter in connection with an offering of Pass Through Certificates (the "Securities") evidencing a fractional interest in a pass through trust, the property of which consists of certain notes secured by certain property leased by Tiverton Power Associates Limited Partnership, a Rhode Island limited partnership, and Rumford Power Associates Limited Partnership, a Maine limited partnership (the "Lessees"), the obligations of the Lessees under the leases and the related lease documents being guaranteed by Calpine Corporation, a Delaware Corporation (the "Company"), all as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

               We hereby confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501 (a) (1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

               (ii) (A) any purchase of the Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501 (a) (7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of
        Section 3(a) (2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a) (5) (A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;


                                     EXH. D-1

               (iii) in the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

               (v) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule l44A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

               (vi) we have received a copy of the Offering Circular relating to the offering of the Securities and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Lessees and the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

               We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer such Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act,
(iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(iv), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Lessees and the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

               We acknowledge that you, the Lessees, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


                                     EXH. D-2

               THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.



Date:_________________                  ________________________________________
                                                  (Name of Purchaser)


                                        By:_____________________________________
                                           Name:

                                           Title:




                                     EXH. D-3